UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 4, 2014 (February 26, 2014)

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Planar Systems, Inc. (the “Company”) was held on Wednesday, February 26, 2014, in Beaverton, Oregon. Shareholders representing a quorum were present in person or were represented at the meeting by proxy. At the meeting shareholders voted on (i) the election of two directors, each for a three-year term; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending September 26, 2014; and (iii) an advisory vote on the Company’s executive compensation for named executive officers. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows.

Proposal 1: Election of Directors for a Three Year Term

Nominee	For	Withheld	Broker Non-Votes
Harold Hughes	10,466,971	1,118,515	8,871,798
Gregory H. Turnbull	10,463,968	1,121,518	8,871,798

Proposal 2: Ratify Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Year Ending September 26, 2014

For	Against	Abstain	Broker Non-Votes
19,964,469	186,198	306,617	-0-

Proposal 3: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
11,276,116	226,853	82,517	8,871,798

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ STEPHEN M. GOING
Stephen M. Going
Senior Vice President, General Counsel and Secretary

Date: March 4, 2014